UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2024

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 Baker Road, Suite 400 Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NOG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on June 27, 2024, Northern Oil and Gas, Inc. (“NOG”) entered into an Acquisition and Cooperation Agreement (the “Cooperation Agreement”) with an unaffiliated third party, SM Energy Company (“SM”), in connection with SM’s entry (along with NOG, solely for the purposes of ratifying certain provisions therein) into a Purchase and Sale Agreement (the “Purchase Agreement”) with XCL AssetCo, LLC, XCL Marketing, LLC, Wasatch Water Logistics, LLC, XCL Resources, LLC and XCL SandCo, LLC (collectively, “XCL”), pursuant to which SM and NOG agreed to acquire certain Uinta Basin oil and gas properties and other assets located in Utah (the “Assets”) from XCL (the “Acquisition”). Pursuant to the Cooperation Agreement and the Purchase Agreement, NOG agreed to acquire an undivided 20% interest in the Assets in exchange for consideration of approximately $510.0 million in cash, subject to certain customary purchase price adjustments.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

On October 1, 2024, SM and NOG completed the Acquisition whereby NOG has acquired an undivided 20% interest in the Assets in exchange for approximately $511.2 million in cash (funded in part by a $25.5 million cash deposit previously paid into escrow by NOG upon the execution of the Cooperation Agreement). The closing settlement is net of preliminary and customary purchase price adjustments and remains subject to post-closing settlements between the parties.

The material terms of the Cooperation Agreement and the Purchase Agreement were previously disclosed in Item 1.01 of NOG’s Current Report on Form 8-K filed on June 28, 2024, which is incorporated herein by reference. The foregoing descriptions of the Cooperation Agreement and the Purchase Agreement do not purport to be complete and are subject to and qualified in their entirety by reference to the copies of the Cooperation Agreement and Purchase Agreement filed herewith as Exhibit 2.1 and Exhibit 2.2, respectively, and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 2, 2024, NOG issued a press release regarding the completion of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description	Reference
2.1*	Acquisition and Cooperation Agreement, dated as of June 27, 2024, by and between SM Energy Company and Northern Oil and Gas, Inc.	Incorporated by reference to Exhibit 10.2 to SM Energy Company’s Current Report on Form 8-K (File No. 001-31539) filed with the Securities and Exchange Commission on June 28, 2024
2.2*	Purchase and Sale Agreement, dated as of June 27, 2024, by and among XCL AssetCo, LLC, XCL Marketing, LLC, Wasatch Water Logistics, LLC, XCL Resources, LLC and XCL SandCo, LLC, as seller, SM Energy Company, as purchaser, and Northern Oil and Gas, Inc. (solely for the purposes of ratifying certain provisions therein).	Incorporated by reference to Exhibit 10.1 to SM Energy Company’s Current Report on Form 8-K (File No. 001-31539) filed with the Securities and Exchange Commission on June 28, 2024
99.1	Press release of Northern Oil and Gas, Inc., dated October 2, 2024.	Filed herewith
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL	Filed herewith

*     Certain schedules and exhibits have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2024	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Chief Legal Officer and Secretary